NationsBank Corporation
Charlotte, NC  28255
Tel 704 386-5000

Pricing Supplement No. 0100 Dated November 3, 1995  Rule 424(b)(2)
(To Prospectus dated February 24, 1995 and          File number:  33-57533
Prospectus Supplement dated February 28, 1995)

Subordinated Medium-Term Notes, Series D
Due Nine Months or More From Date of Issue


Principal Amount:                                    $  25,000,000.00
Issue Price:                             100.000%    $  25,000,000.00
Commission or Discount:                    0.300%    $      75,000.00
Proceeds to Company:                      99.700%    $  24,925,000.00

Agent:                      NationsBanc Capital Markets, Inc., as Agent


Original Issue Date:        November 10, 1995
Stated Maturity Date:       November 10, 2005

Cusip #:                    63858S-AF-6
Form:                       Book entry only


Interest Rate:              6.830% Fixed

Interest Payment Dates:     May 10 and November 10, commencing May 10, 1996


Discount Note?                                               No
May the Notes be redeemed by the Company prior to maturity?  Yes 11/10/00

The notes will be subject to redemption at the option of the Company, in whole, on the Interest Payment Date occurring November 10, 2000 and each Interest Payment Date occurring in May or November thereafter at a redemption price equal to 100% of the principal amount of the Notes upon at least 30 calendar days prior notice.


May the notes be repaid prior to maturity at the option of the holder?   No